Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC.
REPORTS 2016 SECOND QUARTER RESULTS

CARMEL, IN, July 28, 2016—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that diluted earnings per share in the first six months of 2016 was $0.35, compared to $0.47 in the first six months of 2015.  New student enrollment in the second quarter of 2016 decreased 21.6% to 9,910 compared to 12,638 in the same period in 2015. Total student enrollment decreased 16.4% to 40,015 as of June 30, 2016 compared to 47,874 as of June 30, 2015.

The company provided the following information for the three and six months ended June 30, 2016 and 2015:

Financial and Operating Data for the Three Months Ended June 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and average annual salary data)

					Increase/
	2016		2015		(Decrease)

Revenue	$176.3		$214.2		(17.7)%
Operating Income	$13.3		$11.6		14.1%
Operating Margin	7.5%		5.4%		210 basis points
Net Income	$4.3		$0.7		502.0%
Earnings Per Share (diluted)	$0.18		$0.03		500.0%
New Student Enrollment	9,910		12,638		(21.6)%
Continuing Students	30,105		35,236		(14.6)%
Total Student Enrollment as of June 30th	40,015		47,874		(16.4)%
Persistence Rate as of June 30th (A)	69.5%		68.8%		70 basis points
Bad Debt Expense as a Percentage of Revenue	4.3%		4.1%		20 basis points
Days Sales Outstanding as of June 30th	25.4 days		19.2 days		6.2 days
Deferred Revenue as of June 30th	$85.8		$119.6		(28.2)%
Cash and Cash Equivalents as of June 30th	$78.0		$124.6		(37.4)%
Restricted Cash as of June 30th	$5.4		$6.9		(22.0)%
Collateral Deposits as of June 30th	$91.2		$97.9		(6.8)%
Private Education Loans (current and non-current), Less Allowance for Loan Losses, as of June 30th (B)	$59.8		$79.1		(24.4)%
PEAKS Trust Senior Debt (current and non-current) as of June 30th (C)	$39.3		$63.6		(38.2)%
CUSO Obligation (current and non-current) as of June 30th (D)	$105.9		$113.0		(6.2)%
Term Loans (current and non-current) as of June 30th (E)	$34.2		$91.2		(62.5)%
Weighted Average Diluted Shares of Common Stock Outstanding	24,122,000		24,086,000
Capital Expenditures	$0.3		$1.6		(81.5)%
Graduate Employment Rate as of April 30th	70	% (F)	73	% (G)	(300) basis points
Average Annual Reported Graduate Salary as of April 30th	$36,400	(H)	$34,500	(I)	5.5%

Financial and Operating Data for the Six Months Ended June 30th
(Dollars in millions, except per share data)
	2016	2015	Increase/ (Decrease)

Revenue	$367.8	$444.2	(17.2)%
Operating Income	$27.5	$39.3	(30.0)%
Operating Margin	7.5%	8.8%	(130) basis points
Net Income	$8.4	$11.2	(24.6)%
Earnings Per Share (diluted)	$0.35	$0.47	(25.5)%
Bad Debt Expense as a Percentage of Revenue	4.0%	4.7%	(70) basis points
Weighted Average Diluted Shares of Common Stock Outstanding	24,181,000	23,953,000
Capital Expenditures	$1.0	$2.5	(59.3)%

____________________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)
With respect to the private education loans as of June 30, 2016, the amount included $7.8 million classified as current, and $52.0 million classified as non-current.  With respect to the private education loans as of June 30, 2015, the amount included $9.4 million classified as current, and $69.7 million classified as non-current.

(C)
With respect to the PEAKS Trust Senior Debt as of June 30, 2016, the amount included $12.8 million classified as current, and $26.5 million classified as non-current.  With respect to the PEAKS Trust Senior Debt as of June 30, 2015, the amount included $23.1 million classified as current, and $40.5 million classified as non-current.

(D)
With respect to the CUSO Secured Borrowing Obligation as of June 30, 2016, the amount included $17.7 million classified as current, and $88.2 million classified as non-current.  With respect to the CUSO Secured Borrowing Obligation as of June 30, 2015, the amount included $19.8 million classified as current, and $93.2 million classified as non-current.

(E)
With respect to the term loans as of June 30, 2016, the full amount of $34.2 million was classified as current.  With respect to the term loans as of June 30, 2015, the amount included $14.5 million classified as current, and $76.7 million classified as non-current.

(F)	Represents the percentage of the ITT Technical Institutes’ 2015 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2016.
(G)	Represents the percentage of the ITT Technical Institutes’ 2014 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2015.
(H)	Represents the average annual salary reported by the ITT Technical Institutes’ 2015 employed graduates as of April 30, 2016.
(I)	Represents the average annual salary reported by the ITT Technical Institutes’ 2014 employed graduates as of April 30, 2015.

The company also announced that earlier this month, it implemented certain modifications to its marketing and recruitment strategy that it expects will result in a significant decrease in its advertising expenditures for the six months ending December 31, 2016 compared to the same period in the prior year.  The modifications also included a significant reduction in the number of recruiting representatives employed at local campus locations in favor of greater utilization of the company’s centralized recruitment center.

As a result of the changes to its marketing and recruitment practices, the company now believes that new student enrollment in the second half of 2016 may decline by approximately 45% to 60% compared to the same period in 2015, which would result in a decline in full year 2016 new student enrollment of between approximately 30% and 40% compared to 2015.  However, as a result of these operational changes, and assuming that new student enrollment for the second half of 2016 is in the range of the current expectations and that there are no material changes to student retention rates in the last six months of 2016 compared to the first six months of 2016, the company updated its internal goals for earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the year ending December 31, 2016 from the previous range of $55 million to $75 million to a revised range of $110 million to $125 million, which reflects projected net income in the range of $42 million to $48 million.

The company believes that these modifications to its marketing and recruitment strategy for the ITT Technical Institutes are appropriate and prudent given the current operating environment and the company’s payment obligations under U.S. Department of Education (the “ED”) surety requirements, its financing agreement, its private loan program guarantees and other obligations.  The company believes that these changes will lead to a smaller but more efficient postsecondary institution and, importantly, will enhance the company’s focus on its students.

The company also reported that on July 20, 2016, it provided $14.6 million to be held in escrow by   the ED, which was the first of three installment amounts that it is required to provide to the ED as additional surety, as previously disclosed.

The projected new student enrollment, EBITDA and EBITDA component amounts, including net income, are subject to various risks and uncertainties, and do not guarantee actual results for the period indicated.  Factors, risks and uncertainties that could cause actual results to differ materially from those projected include those discussed in the documents that the company files with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any of the projections, whether as a result of new information, future developments or otherwise.

EBITDA is not a measurement under generally accepted accounting principles in the United States (“GAAP”) and may not be similar to EBITDA measures of other companies. Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP.  The company believes that EBITDA provides useful information to management and investors as an indicator of the company's operating performance. A reconciliation of projected 2016 EBITDA to projected 2016 net income is included on Schedule A attached to this release.

Based on various assumptions, including the historical and projected performance and collection of the student loans held by the PEAKS Trust and the CUSO, the company reported that its current estimate of the payments it may have to make under the PEAKS guarantee and the CUSO risk sharing agreement (the “CUSO RSA”), in the aggregate, are approximately:

•	$26.5 million in 2016 (of which $17.8 million was paid in the six months ended June 30, 2016);
•	$12.2 million in 2017;
•	$13.0 million in 2018; and
•	$109.5 million in 2019 and later, which amount includes an approximately $10.8 million payment in 2020 under the PEAKS guarantee.

These estimated payment amounts are net of estimated aggregate recoveries of approximately $3.9 million under the CUSO RSA, which the company has offset or expects to offset against amounts due by it under the CUSO RSA over these periods.  The company urges readers to review the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which the company plans to file with the U.S. Securities and Exchange Commission on or before August 1, 2016, and which will contain additional information regarding these estimated payment amounts, including the assumptions used, the estimates of the type of payments, regular, discharge or deferred, and estimated recoveries, under the CUSO RSA.

Except for the historical information contained herein, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the failure of the company to show cause to ACICS’ satisfaction that the Company’s institutions’ grants of accreditation should not be withdrawn or conditioned; the impact of adverse actions by the ED; the inability of the Company to fund additional amounts require by the ED; the impact if the ED does not renew its recognition of ACICS; the action by the U.S. Securities and Exchange Commission against the company; issues or negative determinations related to the restatement of the company’s financial statements; the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the failure of potential settlements to be approved and finalized on the terms proposed or initially agreed to; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Nicole Elam, Vice President                                                                            www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(unaudited)

	As of
	June 30, 2016	December 31, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$77,999	$130,897	$124,632
Restricted cash	5,408	6,015	6,936
Accounts receivable, net	49,242	48,837	45,204
Private education loans	7,807	8,480	9,379
Deferred income taxes	22,194	26,440	24,795
Prepaid expenses and other current assets	21,328	22,429	57,294
Total current assets	183,978	243,098	268,240

Property and equipment, net	134,402	142,164	150,095
Private education loans, excluding current portion, net	51,960	62,161	69,724
Deferred income taxes	68,496	71,817	67,125
Collateral deposits	91,230	91,168	97,873
Other assets	54,809	53,246	61,030
Total assets	$584,875	$663,654	$714,087

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of term loans	$34,231	$68,161	$14,546
Current portion of PEAKS Trust senior debt	12,812	20,105	23,068
Current portion of CUSO secured borrowing obligation	17,706	23,591	19,750
Accounts payable	58,427	59,753	76,476
Accrued compensation and benefits	13,105	12,425	16,535
Other current liabilities	33,152	31,973	27,391
Deferred revenue	85,830	113,739	119,568
Total current liabilities	255,263	329,747	297,334

Term loans, excluding current portion	0	0	76,688
PEAKS Trust senior debt, excluding current portion	26,482	30,701	40,515
CUSO secured borrowing obligation, excluding current portion	88,229	91,728	93,218
Other liabilities	49,857	50,342	57,170
Total liabilities	419,831	502,518	564,925
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371	371
Capital surplus	169,037	181,160	186,501
Retained earnings	981,566	987,223	974,900
Accumulated other comprehensive (loss) income	(2,172)	(1,693)	725
Treasury stock, 13,080,520, 13,394,834 and 13,490,795 shares at cost	(983,758)	(1,005,925)	(1,013,335)
Total shareholders' equity	165,044	161,136	149,162
Total liabilities and shareholders' equity	$584,875	$663,654	$714,087

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015

Revenue	$176,324	$214,231	$367,823	$444,206

Costs and expenses:
Cost of educational services	88,592	101,865	180,555	205,418
Student services and administrative expenses	71,705	91,408	149,604	181,660
Asset impairment	317	0	985	0
Legal and professional fees related to certain lawsuits,
investigations and accounting matters	1,265	6,005	6,136	13,291
Provision for private education loan losses	1,169	3,313	3,047	4,557
Total costs and expenses	163,048	202,591	340,327	404,926

Operating income	13,276	11,640	27,496	39,280
Interest income	64	22	132	35
Interest (expense)	(6,136)	(9,991)	(13,235)	(20,379)
Income before provision for income taxes	7,204	1,671	14,393	18,936
Provision for income taxes	2,894	955	5,976	7,773

Net income	$4,310	$716	$8,417	$11,163

Earnings per share:
Basic	$0.18	$0.03	$0.35	$0.47
Diluted	$0.18	$0.03	$0.35	$0.47

Supplemental Data:
Cost of educational services	50.2%	47.5%	49.1%	46.2%
Student services and administrative expenses	40.7%	42.7%	40.7%	40.9%
Asset impairment	0.2%	0.0%	0.3%	0.0%
Legal and professional fees related to certain lawsuits,
investigations and accounting matters	0.7%	2.8%	1.7%	3.0%
Provision for private education loan losses	0.7%	1.5%	0.8%	1.0%
Operating margin	7.5%	5.4%	7.5%	8.8%
Student enrollment at end of period	40,015	47,874	40,015	47,874
Campuses at end of period	137	141	137	141
Shares for earnings per share calculation:
Basic	23,928,000	23,621,000	23,835,000	23,591,000
Diluted	24,122,000	24,086,000	24,181,000	23,953,000

Effective tax rate	40.2%	57.2%	41.5%	41.0%

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$4,310	$716	$8,417	$11,163
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	4,397	6,061	8,912	12,042
Asset impairment	317	0	985	0
Provision for doubtful accounts	7,529	8,692	14,838	20,875
Deferred income taxes	803	2,554	3,906	12,423
Stock-based compensation expense	721	1,364	1,948	3,260
Accretion of discount on private education loans	(2,525)	(2,948)	(5,249)	(6,029)
Accretion of discount on term loans	329	385	816	776
Accretion of discount on PEAKS Trust senior debt	516	1,365	1,236	3,020
Accretion of discount on CUSO secured borrowing obligation	30	214	75	433
Provision for private education loan losses	1,169	3,313	3,047	4,557
Other	(285)	(148)	(522)	(415)
Changes in operating assets and liabilities:
Restricted cash	130	(608)	607	(896)
Accounts receivable	(9,685)	(7,696)	(15,243)	(19,696)
Private education loans	6,287	6,601	13,075	13,245
Accounts payable	1,409	848	(1,937)	6,390
Other operating assets and liabilities	(2,033)	(1,931)	(1,415)	(1,214)
Deferred revenue	(20,166)	(20,288)	(27,909)	(27,907)
Net cash flows from operating activities	(6,747)	(1,506)	5,587	32,027

Cash flows from investing activities:
Capital expenditures	(304)	(1,640)	(1,022)	(2,509)
Collateral and escrowed funds	(1)	59	(62)	59
Net cash flows from investing activities	(305)	(1,581)	(1,084)	(2,450)

Cash flows from financing activities:
Repayment of term loans	(15,824)	(2,500)	(35,000)	(5,000)
Repayment of PEAKS Trust senior debt	(5,772)	(9,380)	(12,748)	(25,026)
Repayment of CUSO secured borrowing obligation	(1,855)	(6,314)	(9,459)	(10,351)
Common shares tendered for taxes	(161)	(38)	(194)	(505)
Net cash flows from financing activities	(23,612)	(18,232)	(57,401)	(40,882)

Net change in cash and cash equivalents	(30,664)	(21,319)	(52,898)	(11,305)

Cash and cash equivalents at beginning of period	108,663	145,951	130,897	135,937

Cash and cash equivalents at end of period	$77,999	$124,632	$77,999	$124,632

Schedule A

EBITDA is not a measurement under GAAP and may not be similar to EBITDA measures of other companies. Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP.  The company believes that EBITDA provides useful information to management and investors as an indicator of the company's operating performance.

Projected EBITDA is only an estimate and contains forward-looking information.  The company has made a number of assumptions in preparing the projection, including assumptions as to the components of the projected EBITDA.  These assumptions may or may not prove to be correct.  In order to provide projections with respect to EBITDA, the company must estimate amounts for the GAAP measures that are components of the reconciliation of projected EBITDA.  By providing these estimates, the company is in no way indicating that it is providing projections on those GAAP components of the reconciliation.

Projected EBITDA can be reconciled to the company's projected net income for the period indicated, as follows:

	PROJECTED
	For the Twelve Months Ending December 31, 2016
	Low End of Range	High End of Range
	(Dollars in thousands)
Net Income	$42,000	$48,000
Plus: Interest expense, net	23,000	25,000
Income taxes	28,000	32,000
Depreciation and amortization	17,000	20,000
EBITDA	$110,000	$125,000